Exhibit 5.1

[Greenberg Traurig, LLP letterhead]

                  , 2008

Leopard Acquisition Corp.
2500 N. Moose-Wilson Road
Wilson, WY 83014

Ladies and Gentlemen:

                We have acted as counsel to Leopard Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-149925) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 20,125,000 units (the “Units”), including 2,625,000 Units subject to the underwriters’ over-allotment option, as described in the Registration Statement.  Each Unit is comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the shares of Common Stock underlying the Units, the “Shares”), for an aggregate 20,125,000 Shares, and one warrant (a “Warrant” and collectively the “Warrants”), each Warrant entitling the holder thereof to purchase one share of Common Stock, for an aggregate of 20,125,000 Warrants together with any additional units (comprised of Shares and Warrants) that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement.

                We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Bylaws, as amended to date and currently in effect, (iii) the resolutions of the Company’s Board of Directors (the “Resolutions”) authorizing the issuance and sale of the Units, Shares and Warrants, and (iv) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

                In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters; we have not independently verified the accuracy of such factual matters.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the effect of any other laws of such jurisdiction or the laws of any other jurisdiction.

                On the basis of and subject to the foregoing, and in reliance thereon and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that:

(1)   The Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued.

(2)   The Shares included in the Units, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

(3)   The Warrants included in the Units, when issued, delivered and sold in accordance with the Warrant Agreement (the “Warrant Agreement”) and in the manner described in the Registration Statement, assuming the Warrant Agreement has been duly executed and delivered, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or otherwise affecting creditors’ rights and to general equity principles.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.  This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

DRAFT

GREENBERG TRAURIG, LLP